Exhibit 99.2

Equipment Sales and Service, Inc.

Table of Contents

JUne 30, 2014 and 2013

Page
Independent Auditors’ Report	2
Financial Statements
Balance Sheets	3
Statement of Operations and Retained Earnings	4
Statement of Cash Flows	5
Notes to Financial Statements	6-11

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Equipment Sales and Service, Inc.

We have reviewed the accompanying balance sheets of Equipment Sales and Service, Inc. as of June 30, 2014 and 2013, and the related statements of operations and retained earnings, and cash flows for the six months ended June 30, 2014 and 2013. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

DKM Certified Public Accountants

Clearwater, Florida

December 20, 2014

PCAOB Registered

AICPA Member

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Equipment Sales and Service, Inc.

BALANCE SHEETS

JUNE 30, 2014 AND 2013

	2014	2013
ASSETS:
Cash and cash equivalents	$70,758	$65,725
Accounts receivable, net	206,644	198,339
Inventories	513,852	343,325
Prepaid expenses	6,462	10,501
Total current assets	797,716	617,890

Property, plant, and equipment, net	92,293	100,893
Other assets	45	45
Total assets	$890,054	$718,828

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$21,056	$21,906
Accrued expenses	33,040	12,635
Income tax payable	78,700	33,500
Total current liabilities	132,796	68,041

Total liabilities	132,796	68,041

Stockholders' equity :
Common stock; $1 par value, 100,000 shares authorized, 100,000 shares issued and outstanding at June 30, 2014 and 2013	500	500
Additional paid in capital	49,500	49,500
Less cost of treasury stock	(216,708)	(216,708)
Retained earnings	923,966	817,495
Total stockholders' equity	757,258	650,787
Total liabilities, and stockholders' equity	$890,054	$718,828

The accompanying notes are an integral part of these financial statements.

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Equipment Sales and Service, Inc.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	2014	2013

Revenue	$1,048,496	$1,086,757
Cost of sales and contract costs	(563,730)	(640,576)

Gross Profit	484,766	446,180

General & administrative expenses	265,079	357,151
Operating income	219,687	89,029

Other income / (expense)
Interest income	50	-
Interest Expense	-	-
Total other income / (expense)	50	-

Loss before income tax provision	219,637	89,029

Provision for income tax	78,700	33,500

Net Loss	140,937	55,529
Prior Year Retained Earnings	783,029	761,966

Current Year Retained Earnings	$923,966	$817,495

The accompanying notes are an integral part of these financial statements.

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Equipment Sales and Service, Inc.

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	2014		2013
Cash flows from operating activities:
Net loss		$140,937	$55,529
Adjustments to reconcile net income to net cash provided (used by operating activities:
Depreciation		0	0
Bad debt expense		455	1112
Changes in operating assets and liabilities:
Accounts receivable		(17,529)	(48,614)
Inventories		(183,827)	(2,656)
Prepaid expenses		16,962	12,197
Accounts Payable		4,357	(15,030)
Accrued Expenses
Income tax payable
Net cash provided (used) by operating activities		$(38,645)	$2,538

Cash flows from investing activities:
Cash paid for equipment			(3,799)
Net cash provided (used) by investing activities	$		$(3,799)

Cash flows from financing activities:
Cash from sale of stock		49,300	33,499
Net cash provided (used) by financing activities		$49,300	$33,499

Net increase (decrease) in cash and cash equivalents		10,655	32,238

Cash and cash equivalents at beginning of year		60,103	33,487
Cash and cash equivalents at end of year		$70,758	$65,725

Supplemental disclosure of cash flow information:
Cash paid for:
Interest		$-	$-
Taxes		$-	$-

The accompanying notes are an integral part of these financial statements.

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Equipment Sales and Service, Inc.

Notes to the Financials Statements

June 30, 2014 and 2013

1. Description of the Company:

Equipment Sales and Service, Inc. (“Company” or “ESSI”) is a Florida corporation incorporated on April 25, 1991. ESSI is engaged in the sale and servicing of welding equipment and supplies in west central Florida from its headquarters facility in Clearwater, Florida. The Company sells equipment, supplies and accessories and industrial gases for commercial and retail customers.

2. Summary of Significant Accounting Policies:

Basis of Presentation

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  For the periods reported, nothing exceeded the Federal Deposit Insurance Corporation (FDIC) limits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the sale and delivery of industrial gases welding equipment, supplies and accessories and cylinder rentals to customers.    An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, allowances for doubtful accounts were established as deemed necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

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Revenue Recognition

The Company generates revenue through the following: (1) Sale of industrial gases or hard goods and (2) Sale of welding and fabrication equipment and supplies, (3) rental of gas cylinders.

•	Revenue for industrial gases is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.
•	Revenue generated from sales and servicing of equipment and supplies are recognized when customers pick-up the equipment purchased or repaired or the Company has delivered the products to the customers’ location.
•	Rental fees are charged at the end of each month when customers hold full or partially empty gas cylinders at their location for extended periods. Rental charges cease when the cylinders are returned to the Company.

Inventories

Inventories are stated at the lower of standard cost or market, which approximates actual cost. Cost is determined using the first-in, first-out method.  Inventory is comprised of bulk gases, filled and empty gas cylinders welding equipment, supplies and accessories available for sale.

Long-Lived Assets

Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives (3-7 years).

Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the straight line method over their estimated useful lives (15 years).

Historical costs are reviewed and evaluated for their net realizable value of the assets.  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed for the periods reported.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is in excess of its fair value, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

Income Taxes

The Company has elected to report to United States tax authorities as an S-Corporation. As such the net income of the Company was passed through to the owners’ and taxed at the owners’ income tax rates. For purposes of these statements, the Company has recorded income taxes under the liability method as if the Company was a C-Corporation for the six months ended June 30, 2014 and 2013.

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Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities using a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based 011 the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels as follows:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active mark; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or correlation or other means
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2014. The respective carrying value of certain on-balance-sheet financial instruments such as contracts receivable and retention, other current assets, accounts payable and accrued expenses approximated their fair values due to the short-term nature of these instruments. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Warranty

Many contracts call for a warranty period of one year. Warranty expenses are recognized as incurred and no reserve for warranty expense is maintained by the Company.

Concentration of Credit Risk

The Company is subject to credit risk created by the economic conditions in Florida, in particularly as it related to industrial activity and the construction industry. Cash is maintained at FDIC insured institutions and at times may exceed insured limits. Management monitors the financial institutions used and the Company has not experienced any losses on its deposits in financial institutions.

Advertising Costs

Advertising expenses are expensed as incurred and are included in selling, general and administrative expenses. The Company spent $0 and $0 on advertising during the six months ended June 30, 2014 and 2013.

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Shipping Costs

The Company includes shipping costs and freight-in costs in cost of goods sold.  Total freight-in included in cost of goods sold expense was $7,544 and $10,643 for the six months ended June 30, 2014 and 2013, respectively.

Subsequent Events

Management has evaluated subsequent events through December 31, 2014. On October 25, 2014, the stock of the Company was purchased by an unrelated party and a change in control occurred.

3. Recently Issued Accounting Pronouncements

The Company reviews new accounting standards as issued.  No new standards had any material effect on these financial statements.  The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements.  Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2011 through the date these financial statements were issued.

4. Accounts Receivable:

Accounts receivable consist of the following at June 30, 2014 and 2013:

	2014	2013

Completed and uncompleted projects	$227,707	$216,211

Less allowance for doubtful accounts	(21,063)	(17,872)

	$206,644	$198,339

Bad debt expense for the six months ended June 30, 2014 and 2013 were $455 and $1,112, respectively.

5. Customer Concentration

During the year ended June 30, 2014 and 2013, there were no significant concentrations of revenues or receivables from any particular customers.

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6. Inventories:

Inventories at June 30, 2014 and 2013 consist of the following:

	2014	2013

Merchandise and supplies	$395,190	$286,897
Pressurized gas in cylinders	103,971	33,935
Bulk gas	872	3,859
Other	13,819	18,634
Net value of Property, Plant and Equipment	$513,852	$343,325

7. Property Plant and Equipment:

Property, Plant and Equipment at June 30, 2014 and 2013 consist of the following:

	2014	2013

Machinery and equipment	$258,522	$951,118
Vehicles	81,833	81,833
Leasehold improvements	46,072	46,072
Office furniture, fixtures and others	8,139	8,139
	394,566	1,087,162

Less accumulated depreciation	(302,273)	(986,269)

Net value of Property, Plant and Equipment	$92,293	$100,893

Depreciation expense for the six months ended June 30, 2014 and 2013 was $0 and 0, respectively.

8. Equity

The Company has authorized 1,000 shares of common stock. At June 30, 2014 and 2013, there were 500 shares issued and outstanding.

9. Income Taxes

The Company reports its income taxes as an S-Corporation. As such the net income of the Company was passed through to the owners’ and taxed at the owners’ income tax rates. For purposes of these statements, we have recorded income tax expense as if the Company was a C-Corporation. Distributions of earnings by the S-Corporation have been reclassified as compensation to the owners. Income taxes payable at June 30, 2014 and 2013 are payable by the owner.

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The estimated federal and state tax provisions for a C-Corporation for the six months ended June 30, 2014 and 2013 are as follows:

	2014	2013
Federal tax provision	$71,100	$30,300
State tax provision	7,600	3,200
	78,700	33,500

Less valuation allowance	-	-

Estimated tax provision	$78,700	$33,500

The Company has no recorded deferred tax assets and liabilities at June 30, 2014 and 2013.

10. Related Party Transactions

The Company leases land and buildings from an owner, a related party. The lease is on a year to year basis at $2,500 per month. Total rent expense for the year ended June 30, 2014 and 2013 was $12,500 and $15,000, respectively, on the property.

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